EXHIBIT 10.52

                            INDEMNIFICATION AGREEMENT

         WHEREAS, SHENZHEN BAK BATTERY CO., LTD., a publicly held company organized in China, established in 2001, located in Shenzhen, China (herein referred to as "BAK Battery"), and Heritage Management Consultants, Inc., a South Carolina corporation ("Heritage"), along with James H. Groh ("Groh") acting on behalf of Heritage, (herein referred to jointly as "Consultant"), are presently engaged in a contract in which Heritage and Groh provide consulting services to BAK Battery; and

         WHEREAS, Heritage and Groh have expressed their desire to continue providing consulting services to BAK Battery if BAK Battery agrees to provide the indemnification contained in this Agreement.

         NOW, THEREFORE, in consideration of the above premises and ten dollars and other good and valuable consideration, the receipt of which is hereby acknowledged, BAK Battery hereby agrees to indemnify and save harmless both Groh and Heritage as well as Heritage's officers, employees, and agents from all suits, actions, losses, damages, claims, or liability of any character, type or description including without limiting the generality of the foregoing all expenses of litigation, court costs and attorney's fees arising out of or occasioned by the acts of BAK Battery, its agents or employees, or occasioned by the acts of either Groh or Heritage in the execution or performance of the services provided by either Heritage or Groh, at any time from the inception of BAK Battery and Consultant's agreement for consulting services and until such time after any pertinent limitation period expires after the termination of the agreement between BAK Battery and Consultant.

         As part of this indemnification, BAK Battery agrees to defend and hold harmless Consultant from and against any and all liabilities arising from the consulting agreement. As such, Consultant shall not be liable to BAK Battery, or to anyone who may claim any right due to its relationship with BAK Battery, for any acts or omissions on the part of the Consultant or the agents or employees of the Consultant in the performance of Consultant's services under this agreement. The Company shall hold Consultant free and harmless from any obligation, costs, claims, judgments, attorney's fees, or attachments arising from or growing out of the services rendered to BAK Battery.

         EXECUTED this 25th day of July 2005.

SHENZHEN BAK BATTERY COMPANY, LTD.:


By: /s/ Xiangqian Li
   ---------------------------------

Printed Name: Xiangqian Li
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Its: President & CEO
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